For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001
Owens Realty Mortgage, Inc. Reports Third Quarter 2018 Financial Results

WALNUT CREEK, CA. – November 7, 2018 – Owens Realty Mortgage, Inc. (the "Company") (NYSE American: ORM) today reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights
•	Net income of $2,249,239, or $0.26 per fully-diluted common share
•	Book value of $22.54 per common share at September 30, 2018 as compared to $22.10 per common share at December 31, 2017
•	Declared a quarterly dividend of $0.20 per share of common stock

Third Quarter 2018 Operational Highlights
•
Originated three new loans in the quarter totaling approximately $7,150,000 (note amount), received full or partial payoffs on eighteen loans totaling approximately $36,098,000 and extended the maturity dates of two loans with principal balances aggregating approximately $3,340,000

•	Average balance of performing loans for the three months ended September 30, 2018 as compared to the three months ended September 30, 2017 increased by approximately 3%
•
Sold seven real estate properties (including four condominium units at Zalanta) for net proceeds totaling approximately $8,708,000 (including approximately $2,703,000 notes receivable) and net gain totaling approximately $1,373,000

•
Repurchased 250,684 shares of Common Stock pursuant to the 2018 Repurchase Plan, at a total cost of approximately $4,262,000 (including commissions) and an average cost of $17.00 per share. The Plan was terminated during the quarter as the funds authorized pursuant to the Plan were fully utilized to purchase Common Stock.

Subsequent Events
•
In October 2018, sold the unimproved residential and commercial land located in Bethel Island, California and two units in the office condominium complex located in Roseville, California for net sale proceeds totaling approximately $3,326,000 and gain totaling approximately $620,000.

•	In October 2018, the Zalanta Loan, with a balance of approximately $2,925,000 as of September 30, 2018, was repaid in full.

Summary of Third Quarter 2018 Financial Results
The Company reported net income of approximately $2,249,000, or $0.26 per fully-diluted common share, for the quarter ended September 30, 2018 as compared to net income of approximately $156,000, or $0.02 per fully-diluted common share, for the quarter ended September 30, 2017. These variances were primarily a result of the items below.

Items that increased net income during the three months ended September 30, 2018 included primarily the following:

•
An increase in interest and related income from loans of approximately $475,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, primarily due to an increase in the average balance of performing loans between the three months ended September 30, 2018 and 2017 of approximately 3% and due to discount and loan fee amortization and late charges collected by the Company on certain loans beginning in 2018.

•
An increase in rental and other income from real estate properties net of expenses on such properties of approximately $186,000 for the three months ended September 30, 2018 (from income of approximately $15,000 during the three months ended September 30, 2017 to income of approximately $201,000 during the three months ended September 30, 2018) due primarily to the sale of certain properties with operating losses in 2017 and 2018.

•
An increase in other income of approximately $96,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, primarily due to increased income from our investment in 1850 De La Cruz, LLC as the applicable lease was extended in July 2018 at the current market rate which resulted in an increase in monthly rental income of approximately $74,000 per month of which 50% ($37,000) is earned by the Company.

•
An increase in gain on sales of real estate of approximately $790,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, as a result of the sales of seven real estate properties during 2018, resulting in gain on sales of real estate totaling approximately $1,373,000. We sold two properties during the three months ended September 30, 2017, resulting in gain on sales of real estate totaling approximately $582,000.

•
A decrease in management fees of approximately $109,000 and servicing fees of approximately $93,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, due to the Interim Management Fee adjustment that reduced management fees in the first quarter of 2018 and the subsequent Amendment to the Management Agreement, effective April 1, 2018, that permanently changed the management fee calculation, eliminated servicing fees paid to the Manager and to make additional changes to the compensation of the Manager (as described in Note 9 – "Transactions with Affiliates"). Management fees for the three months ended September 30, 2018 were approximately $384,000 lower than the fees that would have been payable to the Manager using the Prior Management Fee calculation.

•
A decrease in depreciation and amortization of approximately $129,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, due to the sale of certain properties during 2017 and 2018 and the discontinuation of depreciation on certain properties that were moved to Held for Sale in 2017 and 2018.

•
A decrease in income tax expense of approximately $1,125,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, primarily as a result of a larger increase in the valuation allowance recorded against deferred tax assets in 2017, due to higher construction costs and lower expected gains from the sales of the Zalanta TRS assets in the future. See also discussion of income tax contingency in "Note 12 – Income Taxes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations – Commitments and Contingencies" in the September 30, 2018 Form 10-Q.

The items that increased net income during the three months ended September 30, 2018 were partially offset by the following:

•
An increase in interest expense of approximately $239,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, due primarily to higher balances outstanding and a higher average interest rate on the CB&T line of credit during 2018.

•
An increase in impairment losses on real estate properties of approximately $378,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, due primarily to a reduction of the listing price of our marina property located in Isleton, California at a price that was lower than book value which resulted in an impairment loss of approximately $692,000 recorded during 2018.

•
An increase in general and administrative expense of approximately $140,000 for the three months ended September 30, 2018, as compared to the corresponding period in 2017, due primarily to increased legal costs and increased director fees in the third quarter, net of the elimination of the salary related expense reimbursements to the Manager beginning April 1, 2018 pursuant to the Amendment to the Management Agreement.

We believe, from period to period in the near term, there could be fluctuations in earnings and net income resulting from the lag time between the sale of our real estate assets and deployment of the proceeds into new loan investments.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company's loan portfolio at September 30, 2018 and December 31, 2017.

	September 30, 2018	December 31, 2017
By Property Type:
Commercial	$133,117,592	$127,873,281
Residential	7,669,017	13,170,795
Land	4,935,200	5,127,574
	$145,721,809	$146,171,650
By Position:
Senior loans	$142,072,738	$142,782,492
Junior loans	3,649,071	3,389,158
	$145,721,809	$146,171,650

The types of property securing the Company's commercial real estate loans are as follows:

	September 30, 2018	December 31, 2017
Commercial Real Estate Loans:
Office	$26,052,765	$29,480,103
Retail	51,889,629	32,329,395
Storage	8,227,439	15,807,016
Apartment	17,877,633	24,582,181
Hotel	8,985,000	11,777,351
Industrial	2,855,602	2,690,000
Warehouse	3,000,000	3,000,000
Marina	3,580,000	3,580,000
Assisted care	7,132,855	1,650,000
Golf course	3,116,669	1,212,851
Restaurant	400,000	1,764,384
	$133,117,592	$127,873,281

Loans by geographic location:

	September 30, 2018		December 31, 2017
	Balance	Percentage	Balance	Percentage
California	$101,563,409	69.70%	$110,884,117	75.86%
Arizona	—	—%	815,890	0.56%
Colorado	4,854,906	3.33%	4,380,616	3.00%
Hawaii	1,443,789	0.99%	1,450,000	0.99%
Illinois	—	—%	1,364,384	0.93%
Indiana	3,702,031	2.54%	388,793	0.27%
Michigan	8,985,000	6.17%	10,714,764	7.33%
Nevada	513,107	0.35%	1,653,107	1.13%
Ohio	—	—%	3,755,000	2.57%
Pennsylvania	5,482,855	3.76%	—	—%
Texas	16,788,048	11.52%	6,625,000	4.53%
Washington	—	—%	3,159,460	2.16%
Wisconsin	2,388,664	1.64%	980,519	0.67%
	$145,721,809	100.00%	$146,171,650	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company's real estate portfolio at September 30, 2018 and December 31, 2017.

Real Estate Held for Sale:

	September 30, 2018	December 31, 2017
Residential	$16,168,337	$24,627,710
Land	9,704,533	14,389,620
Retail	7,674,211	7,632,893
Golf course	—	1,999,449
Marina	1,516,000	2,207,675
Office	1,963,012	—
Assisted care	—	5,253,125
	$37,026,093	$56,110,472

Real Estate Held for Investment:

	September 30, 2018	December 31, 2017
Retail	$16,148,516	$16,623,238
Land	6,561,023	2,018,068
Residential	—	2,356,995
Office	—	3,357,352
	$22,709,539	$24,355,653

Conference Call
The Company has cancelled its previously announced conference call scheduled for Friday, November 9, 2018, at 10:00 a.m. PT / 1:00 p.m. ET.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company's website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	September 30,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and restricted cash	$20,162,292	$5,670,816
Loans, net of allowance for losses of $1,509,678 in 2018 and $1,827,806 in 2017	144,212,131	144,343,844
Interest and other receivables	1,082,536	2,430,457
Other assets, net of accumulated depreciation and amortization of $229,236 in 2018 and $309,686 in 2017	430,650	725,341
Deferred financing costs, net of accumulated amortization of $20,659 in 2018 and $265,276 in 2017	413,176	26,823
Deferred tax assets, net	2,940,602	3,207,322
Investment in limited liability company	2,283,558	2,140,545
Real estate held for sale	37,026,093	56,110,472
Real estate held for investment, net of accumulated depreciation of $2,519,004 in 2018 and $3,316,753 in 2017	22,709,539	24,355,653
Total assets	$231,260,577	$239,011,273
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$1,696,576	$1,572,047
Due to Manager	238,917	277,671
Accounts payable and accrued liabilities	1,347,598	1,390,329
Deferred gains on sales of real estate	—	302,895
Forward contract liability – share repurchase	—	2,731,171
Lines of credit payable	20,942,700	1,555,000
Notes and loans payable on real estate	15,807,566	30,192,433
Total liabilities	40,033,357	38,021,546
Commitments and Contingencies
EQUITY:
Stockholders' equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 8,482,880 and 9,095,454 shares outstanding at September 30, 2018 and December 31, 2017	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 2,715,239 and 2,102,665 shares at September 30, 2018 and December 31, 2017	(41,753,190)	(31,655,119)
Retained earnings	50,430,907	50,095,343
Total stockholders' equity	191,227,220	200,989,727
Total liabilities and equity	$231,260,577	$239,011,273

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Interest and related income from loans	$3,438,441	$2,963,394	$9,414,838	$8,151,798
Rental and other income from real estate properties	1,140,429	1,265,961	3,420,818	3,392,168
Other income	144,635	48,138	225,815	138,222
Total revenues	4,723,505	4,277,493	13,061,471	11,682,188
Expenses:
Management fees to Manager	718,284	827,281	2,185,999	2,781,474
Servicing fees to Manager	—	93,179	95,143	270,834
General and administrative expense	650,825	510,574	1,570,759	1,540,260
Rental and other expenses on real estate properties	939,337	1,251,217	3,348,088	3,890,536
Depreciation and amortization	173,640	302,925	596,840	916,668
Interest expense	710,569	471,942	1,833,275	1,120,917
Reversal of provision for loan losses	(242,022)	(396,980)	(207,654)	(221,700)
Impairment losses on real estate properties	745,648	367,831	745,648	649,457
Total expenses	3,696,281	3,427,969	10,168,098	10,948,446
Operating income	1,027,224	849,524	2,893,373	733,742
Gain on sales of real estate, net	1,372,925	582,496	2,484,740	14,460,030
Income before income taxes	2,400,149	1,432,020	5,378,113	15,193,772
Income tax expense	(150,910)	(1,275,700)	(316,720)	(2,089,827)
Net income	$2,249,239	$156,320	$5,061,393	$13,103,945

Per common share data:
Basic and diluted earnings per common share	$0.26	$0.02	$0.57	$1.28
Basic and diluted weighted average number of common shares outstanding	8,572,614	10,173,448	8,859,495	10,222,529
Dividends declared per share of common stock	$0.20	$0.10	$0.56	$0.28

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